Exhibit 10.12

CERTAIN CONFIDENTIAL INFORMATION, MARKED BY [***], HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE (I) IT IS NOT MATERIAL AND (II) THE REGISTRANT CUSTOMARILY AND ACTUALLY TREATS THE INFORMATION AS PRIVATE AND CONFIDENTIAL.

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”), dated as May 11, 2020, between Boston Scientific Corporation, a Delaware corporation, on behalf of itself and the other Sellers (as defined in the Purchase Agreement) (collectively, “Seller”), and Minerva Surgical, Inc., a Delaware corporation, on behalf of itself and its Affiliates (“Buyer”).

W I T N E S S E T H:

WHEREAS, Buyer, Seller, and the other parties named therein have entered into a certain Asset Purchase Agreement, dated as of April 28, 2020 (the “Purchase Agreement”) pursuant to which, on the Closing Date, Buyer or its Affiliates are purchasing from the Sellers (as defined in the Purchase Agreement) all of the Purchased Assets;

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, Seller has agreed to provide, or procure the provision of, on the terms and conditions set out in this Agreement, the Seller Services to Buyer for a transitional period following completion of the sale of the Business pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Purchase Agreement, the Parties hereto agree as follows:

1.	DEFINITIONS

1.1    Certain Definitions. Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meanings given to them in the Purchase Agreement. The following capitalized terms as used in this Agreement shall have the meanings set forth in this Section 1.1:

“Books, Records and Files” means any studies, reports, records (including shipping records), books of account, invoices, contracts, instruments, surveys, data (including financial, sales, purchasing and operating data), computer data, disks, diskettes, tapes, marketing plans, customer lists, supplier lists, distributor lists, correspondence and other documents.

“Confidential Information” means any and all information disclosed by or on behalf of a Party or any of its Representatives (“Disclosing Party”) to the other Party or any of its Representatives (“Receiving Party”) under or in connection with this Agreement, except information which is: (i) at the time of disclosure, or thereafter becomes, a part of the public domain through no act or omission by Receiving Party or its Representatives; (ii) lawfully in the possession of Receiving Party prior to disclosure by or on behalf of Disclosing Party as shown by Receiving Party’s written records (other than by virtue of being a Purchased Asset); (iii) lawfully disclosed to Receiving Party by a third party which did not acquire the same under an obligation of confidentiality from or through Disclosing Party, as shown by written records; or (iv) independently developed by Receiving Party without use of Disclosing Party’s Confidential Information as shown by Receiving Party’s written records.

“Law” means, with respect to any Person, any United States federal, state, local or foreign statute, law, ordinance, treaty, regulation, rule, code, order, directive, settlement agreement, consent decree or other requirement or rule of law that is binding upon or applicable to such Person.

“Parties” shall be defined as Buyer and Seller.

“Representatives” means a Person’s employees, officers, directors, Affiliates, subcontractors, agents, successors and assigns.

“Section” means a section of this Agreement, unless the context of this Agreement otherwise requires.

“Seller Services” means the services, functions, and tasks provided to Buyer by or on behalf of Seller specified in Schedule 1 hereto and the schedules attached thereto (as may be amended, modified or supplemented from time to time in accordance with this Agreement), which shall include provisions regarding the duration and service levels of the Seller Services.

1.2    Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the Sections indicated below:

Term	Section
Agreement	Preamble
Buyer	Preamble
Buyer Indemnified Parties	11.2
Buyer Project Leader	5.1
Charge	3.1
Consent	2.5
Dispute	17
Dispute Notice	17
Extension Notice	6.2
Indemnifiable Losses	11.1
Project Leaders	5.1
Purchase Agreement	Recitals
Seller	Preamble
Seller Indemnified Parties	11.1
Seller Project Leaders	5.1
Term	6.1

2.	TRANSITION SERVICES

2.1    During the Term, Seller shall provide the Seller Services to Buyer at Buyer’s expense, with such expenses specifically provided on Schedule 1 hereto, in exchange for the consideration set forth in this Agreement.

2.2    Seller shall be responsible for the actions of its Affiliates in connection with the provision of services or performance of obligations under or in connection with this Agreement. Notwithstanding anything herein to the contrary, in no event shall Seller or any of its Affiliates be required to perform, or cause to be performed, any service in a manner that would constitute a violation of Law or of Seller’s policies. Additionally, in no event shall Seller or any of its Affiliates be required to perform, or cause to be performed, any service for the benefit of a third party.

2.3    With respect to the Seller Services, Seller shall have the exclusive right to select, employ, pay, supervise, administer, direct and discharge any of the employees or contractors who will perform the Seller Services, provided, that Seller shall provide Buyer a reasonable opportunity to object to the selection or discharge of such employees or contractors, and Seller shall take into consideration Buyer’s objections in good faith.

2.4    In the event of a conflict between a provision of this Agreement and the schedules hereto (including Schedule 1), the terms of the schedules shall govern.

2.5    Seller has obtained all consents, approvals or agreements of any third party (each, a “Consent”) required for Seller to provide the Seller Services as of the Closing Date pursuant to this Agreement (or to use any equipment or software owned by or leased or licensed to Seller in connection with the provision of such Seller Services), and no further Consent to provide the Seller Services hereunder is required, except where the failure to obtain such Consent will not interfere in any material respect with Seller’s ability to provide the Seller Services hereunder.

2.6    Seller makes no representations and warranties of any kind, implied or expressed, with respect to the Seller Services, including, without limitation, any warranties of merchantability or fitness for a particular purpose, which are specifically disclaimed.

3.	BILLING; TAXES

3.1    With respect to any Seller Service for which (a) reasonable and documented out-of-pocket third-party costs or expenses are incurred by or on behalf of Seller or (b) any fees, costs, charges or expenses are set forth on Schedule 1 (collectively, “Charges”), unless otherwise specified in Schedule 1 for such Seller Service: (i) Charges shall be invoiced by Seller on a monthly basis in arrears; (ii) invoiced amounts shall be paid by Buyer within thirty (30) days of receipt of the invoice; (iii) Charges shall be invoiced and paid in U.S. dollars; and (iv) invoices shall be sent to the address specified in Section 13.1 hereto and payments shall be directed to the account specified in writing by Seller from time to time.

3.2    Buyer shall pay any and all Taxes incurred in connection with Seller’s provision of the Seller Services, including all withholding Taxes required by Law and all sales, use, value-added, and similar Taxes, but excluding Taxes based on Seller’s net income. If any such withholding Taxes are required by Law, then the sum payable by Buyer shall be increased as necessary so that after such withholding has been made (including withholding applicable to additional sums payable under this Section 3.2), Seller receives an amount equal to the sum it would have received had no such withholding been made. The Parties agree to reasonably cooperate in good faith to attempt to (i) minimize or avoid Taxes incurred in connection with Seller’s provision of the Seller Services (ii) obtain any applicable Tax exemptions or Tax refunds.

3.3    Buyer’s obligation to make any required payments under this Agreement shall not be subject to any unilateral right of offset, set-off, deduction or counterclaim, however arising.

4.	COOPERATION

4.1    During the Term of this Agreement, Buyer shall, subject to compliance with applicable Laws and all of Buyer’s safety and security procedures and directives which are generally applicable to third parties visiting Buyer’s facilities, provide Seller and its Affiliates (including third-party service providers) with any assistance, information, and access to personnel and facilities as Seller and its Affiliates (including third-party service providers) may reasonably request to enable Seller to perform its obligations, and enjoy its benefits, under this Agreement. Such access will be during Buyer’s normal business hours, as may be reasonably requested by Seller upon reasonable prior written notice.

4.2    During the Term of this Agreement, Seller shall, subject to compliance with applicable Laws and all of Seller’s safety and security procedures and directives which are generally applicable to third parties visiting Seller’s facilities, provide Buyer and its Affiliates (including third-party service providers) with any assistance, information, and access to personnel and facilities as Buyer and its Affiliates (including third-party service providers) may reasonably request to enable Buyer to perform its obligations, and enjoy its benefits, under this Agreement. Such access will be during Seller’s normal business hours, as may be reasonably requested by Buyer upon reasonable prior written notice.

5.	PROJECT MANAGEMENT

5.1    Each Party hereto has appointed or shall appoint one or two representatives who shall be the authorized representatives of that Party and empowered to act on its behalf in connection with this Agreement (the “Project Leaders”). Buyer’s initial Project Leaders shall be Dominique Filloux (the “Buyer Project Leaders”) and Seller’s initial Project Leaders shall be Bryan Maloney (the “Seller Project Leaders”). Each Party hereto shall notify the other in writing promptly in the event of any change to those appointments.

5.2    The Project Leaders shall be employed by Buyer or Seller (or one of its Affiliates), as applicable, shall devote the time and effort necessary to manage the Seller Services, will serve as the point of accountability to the opposite Party for the provision or use, as the case may be, of the Seller Services, and will have day-to-day responsibility for the provision and use of the Seller Services and for ensuring the smooth and efficient operation of this Agreement.

5.3    The Project Leaders shall use reasonable efforts to resolve in an amicable and cooperative manner issues which are raised by either of the Parties hereto in relation to this Agreement. If such Project Leaders are unable to resolve any issue, the dispute resolution procedure set out in Section 17 shall apply.

6.	TERM

6.1    The term (“Term”) of this Agreement shall commence on the date hereof and shall continue for a period ending on the earlier of (i) as to any particular Seller Service, the time period set forth for such Seller Service in Schedule 1 hereto, and (ii) the date on which all Seller Services either have been terminated under Section 7 or are no longer being provided because their terms have expired.

6.2    Notwithstanding Section 6.1, the Term of any particular Seller Service set forth on Schedule 1(b) hereto may be extended by Buyer by providing Seller with a written notice of such extension (an “Extension Notice”) no later than forty-five (45) days prior to the expiration of such Term (provided, that the Parties shall endeavor in good faith to discuss Buyer’s anticipated need for such extension not later than sixty (60) days prior to the expiration of such Term, or the applicable notice period required by Schedule 1(b) hereto, whichever is less, during which discussion Buyer shall offer its non-binding, good faith estimate of the need, if any, to extend such Seller Service), provided that Buyer may extend the Term for any Seller Service only the number of times expressly permitted for such Term as set forth in Schedule 1(b) hereto unless otherwise mutually agreed to in writing by the parties. The Extension Notice shall set forth the term of the extension, provided that such extension period shall not exceed the permitted extension period for such Seller Service as set forth in Schedule 1(b) hereto. For the avoidance of doubt, only Seller Services set forth on Schedule 1(b) hereto may be extended.

7.	TERMINATION

7.1    Buyer has the right to terminate any or all of the Seller Services (or any portion thereof) provided by Seller under this Agreement on forty-five (45) calendar days’ prior written notice to Seller.

7.2    Each Party hereto shall have the right, without prejudice to its other rights or remedies, to terminate this Agreement immediately by written notice to the other if the other Party hereto:

(a)    is in material breach of any of its obligations under this Agreement and either that breach is incapable of remedy or such other Party shall have failed to remedy that breach within thirty (30) days after receiving written notice from the other Party requiring it to remedy that breach; or

(b)    is unable to pay its debts or becomes insolvent or an order is made or a resolution passed for the administration, winding-up or dissolution of the other Party (otherwise than for the purposes of a solvent amalgamation or reconstruction) or an administrative or other receiver, manager, liquidator, administrator, trustee or similar officer is appointed over all or any substantial part of the assets of the other Party or the other Party enters into or proposes any composition or arrangement with its creditors generally or anything analogous to the foregoing occurs in any applicable jurisdiction.

7.3    Promptly following the termination of this Agreement, Seller shall transfer or cause to transfer the Books, Records and Files received or created by Seller primarily for the benefit of Buyer during the provision of the Seller Services, in the format such Books, Records and Files were created or received, and maintained by Seller in the ordinary course. Notwithstanding anything to the contrary contained herein, Seller may redact any information not related to the Seller Services from any Books, Records and Files conveyed pursuant to this Section 7.3; provided, however, that such redaction shall not impair any information related to the Seller Services contained in such Books, Records and Files.

7.4    Upon termination of any Seller Service pursuant to this Agreement, Seller will have no further obligation to provide the terminated service, and Buyer will have no obligation to pay any future Charges relating to any such terminated service; provided, however, that Buyer shall remain obligated to Seller for Charges owed and payable in respect of any Seller Services provided prior to the effective date of such termination. In connection with termination of any Seller Service, the provisions of this Agreement not relating solely to such terminated service shall survive any such termination, and in connection with a termination of this Agreement, the provisions set forth in Section 16 shall continue to survive indefinitely.

8.	CONFIDENTIALITY

8.1     During the Term and for a period of five (5) years thereafter, Receiving Party shall not, without the prior written consent of Disclosing Party, disclose any Confidential Information to anyone for any reason at any time, except as expressly permitted under this Agreement. Receiving Party shall not, without the prior written consent of Disclosing Party, use any Confidential Information for any purpose except to exercise its rights and perform its obligations expressly set forth herein or as requested in writing by Disclosing Party. If Receiving Party believes in good faith that it is required by the law of any relevant jurisdiction or pursuant to an order of a court of competent jurisdiction or that of a competent Governmental Authority to disclose any Confidential Information, it shall assert the confidential nature of the Confidential Information to the authority, shall provide written notice to Disclosing Party, to the extent possible, prior to making such disclosure, and shall reasonably cooperate with the Disclosing Party, at the Disclosing Party’s expense, so as to allow Disclosing Party time to undertake legal or other action, to prevent such disclosure or otherwise obtain confidential treatment of such disclosure. In no event will Receiving Party disclose any Confidential Information that Receiving Party is not compelled to disclose by law, and Receiving Party will exercise reasonable efforts, at the Disclosing Party’s expense, to obtain assurance that confidential treatment will be accorded to any Confidential Information so disclosed. Both Parties shall take precautions with the other Party’s Confidential Information as each normally takes with its own confidential and proprietary information of a similar nature to prevent disclosure to third parties, but no less than reasonable precautions.

8.2     Receiving Party shall limit dissemination of Confidential Information to only those of Receiving Party’s Representatives having a “need to know”, advise each such Representative who receives Confidential Information that such information is confidential, and require each such Representative (other than attorneys and other agents who are already under a professional duty of confidentiality) to be bound by obligations of confidentiality, non-use and non-disclosure with respect thereto at least as restrictive as those set forth in this Agreement. Each party further acknowledges that Disclosing Party’s disclosure of Confidential Information (including that which is a process, machine, manufacture, or composition of matter) is not intended to be an offer for sale or public use. Receiving Party shall not by virtue of this Agreement, obtain any title to, or any interest or license in, any Confidential Information, except as contemplated in this Agreement.

8.3    Upon written demand by Disclosing Party, and in any event upon termination of this Agreement, the Receiving Party shall: (i) cease using the Confidential Information; (ii) return or destroy the Confidential Information furnished by or on behalf of Disclosing Party and destroy all notes or extracts prepared by Receiving Party or its Representatives containing any Confidential Information, provided that, Receiving Party shall be permitted to retain one (1) copy of all Confidential Information to the extent that such retention is required, or expected to be required, to demonstrate compliance with applicable Law, and that copy shall be subject to the terms of this Section 8; and (iii) upon request of Disclosing Party, confirm in writing to such return or destruction; and provided further that the Receiving Party will not be required to erase electronically stored Confidential Information that has been saved to a backup file in accordance with its ordinary backup and archiving procedures.

8.4    Neither Party shall issue a press release or other public announcement or public disclosure concerning this Agreement, the transactions contemplated herein, or the relationship between the Parties without the prior written approval of an authorized representative of the other Party.

9.	PERSONNEL

9.1     For the avoidance of doubt, no provision of the Seller Services by Seller or by any employee or former employee of Seller shall require any person to become or be deemed to have become an employee of Buyer. All employees of Seller engaged in the provision of the Seller Services shall remain the employees of Seller for the duration of this Agreement, subject always to Seller’s right, and the respective employees’ rights, to terminate their employment.

10.	REPRESENTATIONS, WARRANTIES AND COVENANTS

10.1    EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY EXPRESSLY DISCLAIMS ALL OTHER REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED IN FACT OR BY OPERATION OF LAW, STATUTORY OR OTHERWISE, UNDER THIS AGREEMENT.

11.	INDEMNIFICATION

11.1    Seller shall indemnify, defend and hold harmless Buyer and each of its Affiliates, and each of their respective officers, directors, agents, successors and assigns of any of the foregoing (the “Buyer Indemnified Parties”) from and against all losses, damages, claims, awards, judgments, penalties, costs and expenses (including reasonable attorney’s fees) (the “Indemnifiable Losses”) suffered or incurred by them to the extent arising out of or resulting from any material breach by Seller of this Agreement, except to the extent such Indemnifiable Losses arise out of the gross negligence or willful misconduct of any Buyer Indemnified Party; provided, however, that in no event shall any Buyer Indemnified Party be entitled to indemnification for any special, indirect, incidental or consequential damages (including without limitation damages for lost profits or based on a multiple of earnings) except to the extent awarded to a third party in an indemnifiable third-party claim.

11.2    Buyer shall indemnify, defend and hold harmless Seller and each of its Affiliates, and each of their respective officers, directors, agents, successors and assigns of any of the foregoing (the “Seller Indemnified Parties”) from and against all Indemnifiable Losses suffered or incurred by them to the extent arising out of or resulting from any material breach by Buyer of this Agreement, except to the extent such Indemnifiable Losses arise out of the gross negligence or willful misconduct of any Seller Indemnified Party; provided, however, that in no event shall any Seller Indemnified Party be entitled to indemnification for any special, indirect, incidental or consequential damages (including without limitation damages for lost profits or based on a multiple of earnings) except to the extent awarded to a third party in an indemnifiable third-party claim.

12.	FORCE MAJEURE

12.1    Any delay in the performance of any of the duties or obligations of either Party shall not be considered a breach of this Agreement and the time required for performance shall be extended for a period equal to the period of such delay only if such delay has been caused by or is the result of any acts of God; acts of a public enemy; insurrections; riots; embargoes; labor disputes (including strikes, lockouts, job actions, or boycotts); fires; explosions; floods; shortages of material or energy or other unforeseeable causes; in each case, that are beyond the reasonable control and without the fault or negligence of the Party so affected. The Party so affected shall give prompt written notice to the other Party of such cause, and shall take whatever reasonable steps are necessary to relieve the effect of such cause as rapidly as reasonably possible.

13.	NOTICES

13.1    Unless otherwise specifically provided herein, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13.1):

If to Buyer:

Minerva Surgical, Inc.

Prior to April 15, 2020:

101 Saginaw Drive

Redwood City, CA 94063

On or after April 15, 2020:

4255 Burton Drive

Santa Clara, CA 95054

with a copy to (which shall not constitute notice):

Wilson Sonsini Goodrich & Rosati

650 Page Mill Road

Palo Alto, CA 94304

and

Wilson Sonsini Goodrich & Rosati

One Market Plaza

Spear Tower, Suite 3300

San Francisco, CA 94105

If to Seller:

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, MA 01752

Attention: Chief Financial Officer

with a copy to (which shall not constitute notice):

Boston Scientific Corporation

300 Boston Scientific Way

Marlborough, MA 01752

Attention: Chief Corporate Counsel

All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent three (3) days following the date on which mailed, or one (1) day following the date mailed if sent by overnight courier, or on the date on which delivered by hand or by email or facsimile transmission (receipt confirmed), as the case may be, and addressed as set forth above.

14.	BINDING EFFECT; ASSIGNMENT

14.1    This Agreement shall be binding upon and inure to the benefit of each of the Parties and their respective Affiliates, heirs, successors and permitted assigns. No assignment, pledge or other transfer of this Agreement or of any rights, interests or obligations hereunder may be made by Buyer or Seller (by operation of Law or otherwise) without the prior written consent of the other Party and any attempted assignment, pledge or transfer without the required consent shall be void. Such consent shall not be unreasonably withheld, conditioned or delayed. No assignment, pledge or transfer of any obligations under this Agreement shall relieve the Parties of any such obligations. Notwithstanding the foregoing, (a) either Party shall be entitled to assign this Agreement to such Party’s Affiliates, provided that such Party shall remain jointly and severally liable with such Affiliate for the performance of the obligations assumed by such Affiliate, (b) Buyer shall be entitled to assign this Agreement following the Closing, to a third party acquiring all or substantially all of the Business or to any successor entity of Buyer in connection with a merger or sale of substantially all the assets or capital stock of Buyer and (c) Seller shall be entitled to assign this Agreement following the Closing, to a third party acquiring all or substantially all of Parent’s urology and pelvic heath division or to any successor entity of Parent in connection with a merger or sale of substantially all the assets or capital stock of Parent; provided that in the cases of (b) and (c), such third party agrees in writing to assume all obligations of Buyer or Parent, as the case may be, pursuant to this Agreement.

15.	GENERAL

15.1    Relationship of the Parties. The Parties hereto are independent contractors and neither Party is a fiduciary, employee, partner, joint venture or agent of the other. Under no circumstances shall any of the employees of a Party hereto be deemed to be employees of the other Party for any purpose. Neither Party shall have the right to bind the other to any agreement with a third party nor to represent itself as a partner, joint venturer or agent of the other by reason of this Agreement.

15.2    Counterparts. This Agreement may be executed in any number of counterparts and by the Parties in separate counterparts, and delivered by facsimile or other means of electronic transmission (including by .PDF format), each of which shall be deemed to be one and the same instrument and an original document.

15.3    Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

15.4    Entire Agreement. This Agreement, the Purchase Agreement and the Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between Seller and Buyer with respect to the subject matter hereof and thereof.

15.5    Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Buyer and Seller or (b) by a waiver in accordance with Section 15.7.

15.6    Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

15.7    No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

15.8    Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

15.9    Expenses. Except as otherwise specifically provided herein, each Party shall be responsible for such expenses as it may incur in connection with the negotiation, preparation, execution, delivery, performance and enforcement of this Agreement.

15.10    Interpretive Rules. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “days” means calendar days unless otherwise specified herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require a party or its respective officers, directors, or Affiliates to take any action that would violate or conflict with any applicable Law. The word “if” means “if and only if.” The word “or” shall not be exclusive. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

15.11    Title To Intellectual Property. Buyer acknowledges that it shall acquire no right, title or interest (including any license rights or rights of use) in any intellectual property that is owned or licensed by Seller, by reason of the provision of the Services provided hereunder. Buyer shall not remove or alter any copyright, trademark, confidentiality or other proprietary notices that appear on any intellectual property owned or licensed by Seller, and Buyer shall reproduce any such notices on any and all copies thereof. Buyer shall not attempt to decompile, translate, reverse engineer or make excessive copies of any intellectual property owned or licensed by Seller, and Buyer shall promptly notify Seller of any such attempt, regardless of whether by Buyer or any third party, of which Buyer becomes aware. Nothing in this Agreement shall affect any rights granted to a party under the Purchase Agreement.

16.	SURVIVAL

The provisions of Sections 1, 7.3, 8, 10, 11, and Sections 13 through 19, shall survive the expiration or earlier termination of this Agreement for any reason whatsoever.

17.	DISPUTE RESOLUTION

Any dispute, claim or controversy arising out of or in connection with this Agreement (“Dispute”), shall be referred by either Party first to the Project Leaders of each of the Parties for resolution, except in the event of a Dispute involving fraud or willful misconduct. If the Dispute cannot be resolved by such Project Leaders of the Parties within fourteen (14) days after the Dispute has arisen, either Party may give notice to the other Party in writing (“Dispute Notice”) that a Dispute has arisen. Within seven (7) days after the date of the Dispute Notice, the Dispute shall be referred to a senior executive of each of Buyer and Seller for resolution. If the Dispute is not resolved by agreement in writing between the Parties within fourteen (14) days after the date of the Dispute Notice, the Dispute may be resolved in accordance with Section 19.

18.	GOVERNING LAW

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that state, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

19.	ARBITRATION.

19.1    Any claim or dispute arising under or relating to this Agreement, including disputes related to the validity, interpretation or enforcement of any provision this Agreement, shall be finally settled under the JAMS Comprehensive Arbitration Rules and Procedures by a panel of three arbitrators, unless the parties otherwise mutually agree to a panel of one arbitrator (the “Panel”). Should the parties agree to a panel of three arbitrators, Buyer and Seller shall each select one arbitrator to represent them, and such two arbitrators together shall select a third arbitrator for the proceedings. The place of arbitration shall be San Mateo, California. The arbitration shall be conducted in the English language.

19.2    The Panel shall render an award within one (1) month from the date of the appointment of the Panel, unless the parties to this Agreement otherwise agree in writing or the Panel determines that an extension is necessary. The arbitral award shall be in writing, state the reasons for the award, and be final and binding upon, and non-appealable by, the parties to this Agreement. To the extent as would be permitted under the JAMS Comprehensive Arbitration Rules and Procedures, the Panel shall be empowered to grant default and/or summary judgments. In addition to monetary damages, the Panel shall be empowered to award equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement. Notwithstanding the foregoing, the parties to this Agreement agree that any of them may seek equitable relief, including, but not limited to, an injunction and specific performance of any obligation under this Agreement from any court of competent jurisdiction, but that the final resolution of any disputes will be settled solely by the Panel.

19.3    The parties to this Agreement agree that the arbitration shall be kept confidential and that the existence of the proceeding and any element of it (including but not limited to any pleadings, briefs or other documents submitted or exchanged, any testimony or other oral submissions, and any awards) shall not be disclosed beyond the Panel, the parties, their counsel and any person necessary to the conduct of the proceeding, except as may be lawfully required in judicial proceedings relating to the arbitration or otherwise, or as required by the rules of any other quotation system or exchange on which the disclosing party’s securities are listed or applicable Law.

19.4    Each party to this Agreement agrees not to assert (by way of motion, as a defense or otherwise), in any such dispute that any claim arising out of, relating to, or in connection with the interpretation or performance of this Agreement is not subject to the jurisdiction of the Panel or that this Agreement may not be enforced by the Panel.

20.	CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.

(a)

EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE COURTS OF THE STATE OF DELAWARE AND TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, FOR THE PURPOSE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT TO SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED EXCLUSIVELY IN ANY DELAWARE STATE OR FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)

EACH OF THE PARTIES HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF THE SUMMONS AND COMPLAINT AND ANY OTHER PROCESS IN ANY OTHER ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, ON BEHALF OF ITSELF OR ITS PROPERTY, BY THE PERSONAL DELIVERY OF COPIES OF SUCH PROCESS TO SUCH PARTY PURSUANT TO SECTION 13. NOTHING IN THIS SECTION 19 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

(c)

EACH OF THE PARTIES HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS RELATED TO THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HEREBY FURTHER AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY (I) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

MINERVA SURGICAL, INC.

By:	/s/ David Clapper

Name: David Clapper
Title: President and Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Vance Brown

Name: Vance Brown
Title: Vice President and Chief Corporate Counsel

[Signature page to Transition Services Agreement]

SCHEDULE 1

Seller Services and Term

SCHEDULE 1

[***]

1